EXHIBIT (a)(1)(D)
Credit Suisse First Boston LLC
Eleven Madison Avenue Telephone 212 325 2000
New York, NY 10010-3629 www.csfb.com
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
RETEK INC.
at
$8.50 net per share
by
SAPPHIRE EXPANSION CORPORATION
a wholly owned subsidiary of
SAP AMERICA, INC.
a wholly owned subsidiary of
SAP AKTIENGESELLSCHAFT SYSTEME, ANWENDUNGEN, PRODUKTE IN DER DATENVERARBEITUNG (SAP AG)
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 NOON, NEW YORK CITY TIME, ON FRIDAY, APRIL 1, 2005, UNLESS THE OFFER IS EXTENDED.
March 4, 2005
To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:
      We have been appointed by Sapphire Expansion Corporation, a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of SAP America, Inc., a Delaware corporation (“SAP America”), to act as Dealer Manager in connection with Purchaser’s offer to purchase all outstanding shares of common stock, par value $0.01 per share (the “Shares”) of Retek Inc., a Delaware corporation (“Retek”), at $8.50 per Share, net to the seller in cash, without interest thereon (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 4, 2005 and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”). Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.
      For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

1. The Offer to Purchase dated March 4, 2005.

2. The Letter of Transmittal to tender Shares for your use and for the information of your clients. Facsimile copies of the Letter of Transmittal may be used to tender Shares.

3. The Letter to Stockholders of Retek from the board of directors of Retek accompanied by Retek’s Solicitation/ Recommendation Statement on Schedule 14D-9.

4. The Notice of Guaranteed Delivery for Shares to be used to accept the Offer if the procedures for tendering Shares set forth in the Offer to Purchase cannot be completed prior to the Expiration Date (as defined in the Offer to Purchase).

5. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Offer.

6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

7. A return envelope addressed to Mellon Investor Services LLC, the Depositary.
      WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 NOON, NEW YORK CITY TIME, ON FRIDAY, APRIL 1, 2005, UNLESS THE OFFER IS EXTENDED.
      Please note the following:

1. The Offer Price is $8.50 per Share, net to the seller in cash without interest thereon.

2. The Offer is being made for all outstanding Shares.

3. The board of directors of Retek has unanimously approved the Offer and the Merger (as defined below) and determined that the terms of the Offer and the Merger are fair to, and in the best interest of, the stockholders of Retek, and unanimously recommends that stockholders of Retek accept the Offer and tender their Shares.

4. The Offer is being made pursuant to the Agreement and Plan of Merger dated as of February 28, 2005 (the “Merger Agreement”) among SAP America, Purchaser and Retek pursuant to which, following the consummation of the Offer and the satisfaction or waiver of certain conditions, Purchaser will be merged with and into Retek (the “Merger”), with Retek surviving the Merger as a wholly owned subsidiary of SAP America. In the Merger, each outstanding Share (other than Shares owned by SAP America, Purchaser or Retek or by Retek stockholders, if any, who are entitled to and who properly exercise appraisal rights under Delaware law) will be converted into the right to receive $8.50, in cash, without interest thereon, as set forth in the Merger Agreement and described in the Offer to Purchase.

5. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 NOON, NEW YORK CITY TIME, ON FRIDAY, APRIL 1, 2005, UNLESS THE OFFER IS EXTENDED.

6. The Offer is conditioned upon, among other things, (1) there being validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares of common stock of Retek that represent at least a majority of the total number of outstanding Shares on a fully diluted basis (the “Minimum Condition”) and (2) the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder, and the receipt of any approval required by the German Federal Cartel Office, either by receipt of a written notification or by expiration of any applicable waiting period, and any other similar and necessary foreign approvals or waiting periods applicable to the purchase of Shares pursuant to the Offer having expired or been terminated. Purchaser will not waive the Minimum Condition. The Offer is also subject to the other conditions set forth in the Offer to Purchase. See Sections 1 and 14 of the Offer to Purchase.

7. Notwithstanding any other provision of the Offer, payment for Shares tendered and accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) the share certificates evidencing such Shares or a timely confirmation (a “Book-Entry Confirmation”) of the book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company, (b) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in connection with a book-entry transfer, in lieu of the Letter of Transmittal, and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST ON THE OFFER PRICE FOR SHARES BE PAID BY PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

      In order to take advantage of the Offer, certificates for all tendered Shares in proper form for transfer (or a Book-Entry Confirmation with respect to all such Shares), together with a properly completed and duly executed Letter of Transmittal (or facsimiles thereof), with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message in lieu of the Letter of Transmittal), and any required documents must be received by the Depositary, all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.
      Any Holder who desires to tender Shares and whose certificates for Shares are not immediately available, or who cannot comply with the procedures for book-entry transfer on a timely basis, or who cannot deliver all required documents to the Depositary prior to the Expiration Date, may tender such Shares by following the procedures for guaranteed delivery set forth in Section 3 of the Offer to Purchase.
      Purchaser will not pay any fees or commissions to any broker, dealer or other person (other than the Dealer Manager and the Information Agent as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer. Purchaser will, however, upon request, reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients. Purchaser will pay any stock transfer taxes incident to the transfer to it of validly tendered Shares, except as otherwise provided in Instruction 6 of the Letter of Transmittal, as well as any charges and expenses of the Dealer Manager, the Information Agent and the Depositary.
      Any inquiries you may have with respect to the Offer or requests for additional copies of the enclosed materials should be addressed to Mellon Investor Services LLC, the Information Agent for the Offer, or to the undersigned at the address and telephone numbers set forth on the back cover of the Offer to Purchase.

Very truly yours,

Credit Suisse First Boston LLC
NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU THE AGENT OF PURCHASER, SAP AMERICA, THE DEALER MANAGER, THE INFORMATION AGENT, THE DEPOSITARY OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANOTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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